Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director of IHS Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Jerre L. Stead, Todd Hyatt, Heather Matzke-Hamlin, Stephen Green, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company’s fiscal year ended November 30, 2012, on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney has been signed below as of the 18th day of January, 2013, by the following persons in the capacities indicated.

Signature	Title

/s/ C. Michael Armstrong	Director
C. Michael Armstrong

/s/ Ruann F. Ernst	Director
Ruann F. Ernst

/s/ Brian H. Hall	Director
Brian H. Hall

/s/ Roger Holtback	Director
Roger Holtback

/s/ Balakrishnan S. Iyer	Director
Balakrishnan S. Iyer

/s/ Michael Klein	Director
Michael Klein

/s/ Jean-Paul L. Montupet	Director
Jean-Paul L. Montupet

/s/ Richard W. Roedel	Director
Richard W. Roedel

/s/ Christoph v. Grolman	Director
Christoph v. Grolman